UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011

BOSTON PROPERTIES LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware	0-50209	04-3372948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103

(Address of principal executive offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In connection with the commencement of a “continuous equity” offering under which Boston Properties, Inc. (the “Company”), the sole general partner of Boston Properties Limited Partnership (the “Partnership”), may sell up to an aggregate of $600 million of its common stock (the “Shares”) from time to time during a period of up to three years in “at the market” offerings or certain other transactions (the “Offering”), the Company today filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement dated June 2, 2011 (the “Prospectus Supplement”). The Company may sell the Shares in amounts and at times to be determined by the Company from time to time, but has no obligation to sell any of the Shares in the Offering. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company.

The Offering will occur pursuant to five separate sales agency financing agreements (individually, a “Sales Agreement” and together, the “Sales Agreements”) entered into by the Company and the Partnership and each of BNY Mellon Capital Markets, LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as agents for the offer and sale of the Shares (individually, a “Sales Agent” and together, the “Sales Agents”). Each Sales Agreement has a term of up to three years and provides that the Company may offer and sell from time to time pursuant to the Sales Agreements up to a combined total of $600,000,000 of shares of its common stock during such three-year term through the Sales Agents. The Sales Agreements provide that each Sales Agent will be entitled to compensation of up to 2.0% of the gross sales price per share for any of the Shares sold under the relevant Sales Agreement.

Sales of the Shares, if any, under the Sales Agreements may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker or through an electronic communications network, as well as in negotiated or other transactions described in the Prospectus Supplement. The Company or any of the Sales Agents may at any time suspend solicitation and offers under the Sales Agreements or terminate the Sales Agreements.

The Shares will be issued pursuant to the Prospectus Supplement and the Company’s automatic shelf registration statement on Form S-3 (File No. 333-155309) filed on November 12, 2008 with the SEC. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The form of the Sales Agreements is filed as Exhibit 99.1 to this Current Report. The description of the Sales Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Sales Agreements filed herewith as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Form of Sales Agency Financing Agreement (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K of Boston Properties, Inc. filed on June 2, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES LIMITED PARTNERSHIP

By: Boston Properties, Inc., its General Partner

Date: June 2, 2011	By:	/s/ Michael E. LaBelle
	Name:	Michael E. LaBelle
	Title:	Senior Vice President, Chief Financial Officer & Treasurer